UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2014

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Carlos Alberini, former Co-Chief Executive Officer and current director of Restoration Hardware Holdings, Inc. (the “Company”), has indicated to the Company his intention to exercise all of his options to purchase 992,275 shares of the Company’s common stock on a net exercise basis, and his intention to sell a portion of his current beneficial ownership in the Company through the transactions described further below.

The first sale transaction by Mr. Alberini would involve the sale of up to 350,000 shares of the Company’s common stock, in the aggregate, beginning as early as April 2nd which sale transaction will be reported by means of a Form 4 upon completion.

In addition, Mr. Alberini intends to sell up to 300,000 additional Company shares in the aggregate by means of a stock selling plan (the “10b5-1 Plan”) designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 10b5-1 Plan will allow Mr. Alberini to diversify a portion of his holdings consistent with Rule 10b5-1 and the Company’s Insider Trading Policy. The 10b5-1 Plan will allow for the sale of these shares subject to certain specified conditions. Sales pursuant to the 10b5-1 Plan are expected to begin as early as June 5, 2014. The 10b5-1 Plan will terminate on February 26, 2015 or otherwise in accordance with the termination provisions specified in the 10b5-1 Plan. After adoption of the 10b5-1 Plan, any sales under the 10b5-1 Plan will occur in accordance with the terms and conditions set forth in such plan, and could result in Mr. Alberini completing the sale of all shares subject to the 10b5-1 Plan prior to February 26, 2015.

Transactions made under the 10b5-1 Plan will be disclosed publicly by Mr. Alberini through Form 4 filings with the U.S. Securities and Exchange Commission so long as Mr. Alberini remains subject to Section 16 of the Exchange Act.

The Company discussed the disclosure in this current report on Form 8-K with Mr. Alberini. By way of clarification, Mr. Alberini indicated his intention to exercise the options for 992,275 shares on a net exercise basis. If Mr. Alberini had exercised these options on March 31, 2014 on a net exercise basis, he would have received 365,276 shares in full settlement of these options based on the closing price of the Company’s common stock on such date. With respect to the proceeds from the transactions described in this Form 8-K, Mr. Alberini indicated that they will principally be used to satisfy tax obligations (included those associated with the exercise of his net settled stock options), to repay debt incurred to finance Mr. Alberini’s investment in Lucky Brand and as part of Mr. Alberini’s previously announced intention to diversify his holdings, as his investment in the Company represents his single largest investment holding.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the information provided to the Company regarding future exercise of options, sale of shares of the Company’s common stock, the entry into a 10b5-1 plan by Mr. Alberini, the use of proceeds from the described transactions, and any statements or assumptions underlying any of the foregoing. These forward-looking statements are subject to certain risks and uncertainties, many of which are beyond the control of the Company and its management. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual or future results to differ materially. For discussion of some of the important factors that could cause these variations, please refer to the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2014 and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. The forward-looking statements included in this current report on Form 8-K are made only as of the date hereof and the Company undertakes no obligation to publicly update them, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: April 1, 2014	By:	/s/ Edward T. Lee
Edward T. Lee
Senior Vice President and Assistant Secretary